QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.21

CONSENT OF LEHMAN BROTHERS

        We hereby consent to the use of our opinion letter dated July 13, 2003 to the Board of Directors of OfficeMax, Inc. (the "Company") attached as Annex D to this Joint Proxy Statement/Prospectus on Form S-4 (the "Prospectus") and to the references to our firm in the Prospectus under the headings "Summary—The Merger," "The Merger—Background of the Merger," "The Merger—OfficeMax's Considerations Relating to the Merger," "The Merger—Opinions of OfficeMax's Financial Advisors", "The Merger—Boise Projections" and "The Merger—Fees and Expenses." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission thereunder, and we do not thereby admit that we are experts with respect to any part of the Prospectus under the meaning of the term "expert" as used in the Securities Act.

/s/ LEHMAN BROTHERS INC. LEHMAN BROTHERS INC.
New York, New York November 3, 2003

QuickLinks

  Exhibit 99.21
CONSENT OF LEHMAN BROTHERS